UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 5, 2020

Stem Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-55751	61-1794883
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File No.)	Identification No.)

2201 NW Corporate Blvd., Suite 205, Boca Raton, FL	33431
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 237-2931

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock par value $0.001	STMH	OTCQX

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Agreement

On March 5, 2020 – Stem Holdings, Inc. (OTCQX: STMH, CSE: STEM) (“Stem” or the “Company”) a leading vertically-integrated cannabis and hemp branded products company with state-of-the-art cultivation, processing, extraction, retail, and distribution operations, announced that it has closed its previously announced acquisition of Seven Leaf Ventures Corp. (“7LV”), a private Alberta corporation, and its subsidiaries, pursuant to the terms of a share purchase agreement dated March 5, 2020 (the “Acquisition”). 7LV owns Foothills Health and Wellness, a medical dispensary, in the greater Sacramento, California area (the “Sacramento Dispensary”). Company management believes that the Sacramento Dispensary is expected to drive synergies with Stem’s premium branded dispensaries in Oklahoma City, OK, and in Eugene and Portland, OR. Stem also expects that the Sacramento Dispensary will receive its recreational license in the near term. 7LV also has an option to acquire a dispensary in Los Angeles, California.

In connection with the Acquisition, Stem issued 11,999,008 shares of common stock of Stem (“Stem Shares”) to former shareholders of 7LV (“7LV Shares”). Stem also issued an aggregate 682,000 Stem Shares and replacement 10% unsecured convertible debentures of Stem in the aggregate principal amount of C$3,410,000 (the “Replacement Debentures”), convertible into Stem Shares at a conversion price of C$1.67 per Stem Share at any time prior to May 3, 2021, to former holders of unsecured convertible debentures of 7LV. As part of the Acquisition, Stem assumed the obligations of 7LV with respect to the common share purchase warrants of 7LV outstanding on the closing of the Acquisition, subject to appropriate adjustments to reflect the exchange ratio. Accordingly, Stem has assumed 1,022,915 common share purchase warrants (the “Warrants”), exercisable into Stem Shares at an exercise price of C$2.08 per Stem Share at any time prior to May 3, 2021; 299,975 Warrants, exercisable into Stem Shares at an exercise price of C$4.17 per Stem Share at any time prior to December 31, 2020 and 999,923 Warrants, exercisable into Stem Shares at an exercise price of C$0.50 at any time prior to October 10, 2020. Following the completion of the Acquisition, 7LV is now a wholly-owned subsidiary of the Company.

Certain shareholders of 7LV, who collectively held approximately 74.5% of the 7LV Shares outstanding at the closing of the Acquisition, have agreed to a contractual lock-up pursuant to which such shareholders will not transfer 25% of the Stem Shares received as part of the Acquisition until at least 90 days following the date hereof.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective immediately, Arthur H. Kwan, Chief Executive Officer of 7LV, will join the Board of Directors of Stem. Mr. Kwan’s biography is as follows:

Arthur H. Kwan (47)

Mr. Kwan has been a director of the Company since March 2020. He currently serves as President and Chief Executive Officer of CannaIncome Fund, a private investment firm focused on the cannabis sector.

He began his investment career in 1997 with TD Asset Management and brings over 20 years of investment banking, capital markets, and private equity experience. Mr. Kwan has since held increasingly senior investment banking positions with Scotia Capital, PI Financial, and Paradigm Capital, where he was Managing Director, Investment Banking.

Mr. Kwan has led the origination, negotiation, and execution of many investment banking transactions including mergers, acquisitions, divestitures, initial public offerings, short-form prospectus offerings, private placements of equity, debt, and hybrid securities, restructurings, refinancings, and reorganizations. Over his career, he has successfully originated, advised, negotiated, and executed on transactions with an aggregate value exceeding $1 billion.

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He has been involved as an investor, financier, and advisor to several early-stage cannabis companies. Mr. Kwan’s current and past appointments include:

§ High Tide (CSE:HITI) – Board of Directors

§ Newbridge Global Ventures (OTCQB:NBGV) – Board of Directors § 7LV | Seven Leaf Ventures (private) – Board of Directors

In addition, Mr. Kwan has been a speaker at several cannabis and business conferences, including:

§ International Cannabis Business Conferences – Portland and Vancouver

§ Kahner Global Cannabis Private Investment Summits – Beverly Hills and Toronto

§ New Green Frontier Cannabis Investor Conference – Toronto

§ Pinnacle Wealth National Conference – Calgary

§ World Outlook Financial Conference / Michael Campbell’s MoneyTalks – Vancouver

Mr. Kwan holds a Bachelor of Business Administration in Finance from Simon Fraser University, a Masters of Business Administration in International Finance from Wilfrid Laurier University, the Chartered Financial Analyst designation from the CFA Institute, and the ICD.D designation from the Institute of Corporate Directors. He is also a graduate of the European Summer School for Advanced Management program from the University of Aarhus in Denmark.

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements.

Financial statements of 7LV together with pro-forma financial statements of the combines companies will be filed as an amendment to this Current Report on Form 8-K within 71 days of the due date for this Report.

(d) Exhibits.

None.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

STEM HOLDINGS, INC.

DATE: March 6, 2020

By:	/s/ Adam Berk
Adam Berk
President

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